Exhibit 5.1

November 5, 2025

Turning Point Brands, Inc.

5201 Interchange Way

Louisville, KY 40229

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-274825 (the “Registration Statement”), filed by Turning Point Brands, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement first became effective on October 12, 2023. Pursuant to the Registration Statement, the Company is offering up to an additional $200,000,000 of shares (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”). The Shares are to be offered and sold, from time to time, by the Company pursuant to an at market issuance sales agreement dated December 13, 2024 (the “Sales Agreement”) between the Company and the agents named therein (the “Agents”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Turning Point Brands, Inc. November 5, 2025	Page 2

We have examined the Registration Statement, the base prospectus dated October 13, 2023 included in the Registration Statement (the “Base Prospectus”), the prospectus supplement dated December 13, 2024 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”), as amended by Amendment No. 1 thereto (the “Amendment”), the Sales Agreement, the Company’s second amended and restated certificate of incorporation and second amended and restated by-laws and the resolutions adopted by the board of directors of the Company (the “Board of Directors”) established by such board relating to the Registration Statement, the Prospectus, as amended by the Amendment, and the issuance of the Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to or obtained by us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to or obtained by us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company, including the representations and warranties made in the Sales Agreement.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the issuance and sale of the Shares pursuant to the Sales Agreement have been duly authorized by the Company and, when (A) the number of Shares to be offered, issued and sold by the Company from time to time and the respective purchase prices, Agents’ discounts or commissions, and times and dates of offering, issuance and sale, and the offering, issuance and sale thereof, have been duly authorized and approved by duly authorized officers of the Company, all as provided in, and in compliance with the parameters, limitations and other terms set forth in resolutions duly adopted by the Company’s Board of Directors or any duly authorized committees thereof, and agreed upon by the Company, the Agents and the purchasers thereof and (B) such Shares are duly issued and delivered by the Company in accordance with the Sales Agreement against receipt by the Company of the agreed upon purchase price therefor, such Shares will be validly issued, fully paid and non-assessable.

In rendering the opinion set forth in the immediately preceding paragraph, we have assumed that the net proceeds received by the Company (after deduction of discounts and commissions) for each Share issued or sold pursuant to the Sales Agreement will equal or exceed the par value thereof and that, at the time of any issuance of Shares pursuant to the Sales Agreement, the number of such Shares will not exceed the number of authorized and unissued shares of Common Stock that have not been reserved for issuance for other purposes.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to any other laws, rules or regulations, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Turning Point Brands, Inc. November 5, 2025	Page 3

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Milbank LLP